Exhibit 5.1

Tel Aviv, July 16, 2018

Kitov Pharma Ltd.

One Azrieli Center, Round Tower,

Tel Aviv 6701101, Israel

Ladies and Gentlemen:

We have acted as counsel to Kitov Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, relating to the registration for resale by selling shareholders of the Company of 51,143,980 of the Company’s ordinary shares, no par value.

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s Articles of Association, resolutions of the Company’s Board of Directors provided to us by the Company and originals or conformed copies of such corporate records, agreements and instruments of the Company, and such other documents and records, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 51,143,980 ordinary shares being registered pursuant to the Registration Statement were validly issued, fully paid and non-assessable.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.